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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                REGISTRATION NO. 333-86257


Supplement, Dated June 29, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholder. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                                     Number of Depositary Shares
                                                     ---------------------------
Name of Selling Securityholder                          Owned          Offered
------------------------------                       ------------    -----------

Donaldson, Lufkin & Jenrette Securities Corp.........      15,000         15,000



Donaldson, Lufkin & Jenrette Securities Corp. was an initial purchaser in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in a material relationship between us and Donaldson, Lufkin & Jenrette Securities Corp.